UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2021

ROOT, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39658	84-2717903
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 E. Rich Street, Suite 500

Columbus, Ohio 43215

(Address of principal executive offices and zip code)

(866) 980-9431

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	ROOT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

Following expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvement Act, on October 1, 2021, Root, Inc. (the “Company”) closed the previously disclosed convertible preferred equity investment by Carvana Group, LLC (“Carvana”) pursuant to the Investment Agreement, dated as of August 11, 2021, by and between the Company and Carvana (the “Investment Agreement” and such closing, the “Closing”). The Company received approximately $126 million of proceeds from the issuance of convertible preferred stock designated as the Series A Convertible Preferred Stock, par value $0.0001 per share (the “Preferred Stock”) and issued Carvana eight tranches of warrants (the “Warrants”) to purchase shares of the Company’s Class A common stock (the “Class A Common Stock”). In addition, the Company and Carvana entered into a five (5) year commercial agreement (the “Commercial Agreement”) described in more detail below.

Item 1.01 Entry into a Material Definitive Agreement

Certificate of Designations for Preferred Stock

The Company issued to Carvana 14,053,096 shares of Preferred Stock. The Preferred Stock is initially convertible into 14,053,096 shares of the Company’s common stock (including both the Company’s Class A and Class B common stock, taken together the “Common Stock”) based on an initial liquidation preference of $9.00 per share plus any amount of accrued but unpaid dividends and an initial conversion price of $9.00 per share. This amount of shares may vary based on the applicable conversion rate as further described below.

In connection with the issuance and sale of the Preferred Stock, the Company filed a Certificate of Designations with the Secretary of State of the State of Delaware (the “Certificate of Designations”). The following summary of the material terms of the Certificate of Designations does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Designations, which is attached hereto as Exhibit 3.1.

The material terms of the rights and restrictions of the Preferred Stock are described below:

•

The Preferred Stock has an aggregate initial liquidation preference of approximately $126 million and is convertible into shares of Class A Common Stock at an initial conversion price of $9.00 per share of Class A Common Stock.

•

The Preferred Stock is convertible, at the option of Carvana, into a number of shares of the Company’s Class A Common Stock in accordance with the then-effective conversion rate; the conversion rate is equal to the liquidation preference divided by the conversion price applicable to such share in effect on the date of such conversion.

•

In the event that dividends or distributions payable in shares of the Company’s Common Stock are paid on the Company’s Common Stock, the new conversion price will be the original conversion price, multiplied by the quotient, rounded to the nearest one-thousandth, of (i) the number of shares of the Company’s Common Stock outstanding immediately prior to the effectiveness of such an event divided by (ii) the number of shares of the Company’s Common Stock outstanding immediately following, and solely as a result of, such an event.

•

The Preferred Stock is perpetual with no fixed maturity date, and the Preferred Stock ranks superior to all junior Company stock, including both the Class A Common Stock and the shares of the Company’s Class B common stock.

•

The Preferred Stockholders (as defined in the Certificate of Designations) are not entitled to any dividends, except under certain circumstances as specified in the Certificate of Designations following the fifth anniversary of the earlier of the date of completion of the Integrated Platform (as defined below) or 18 months following October 1, 2021 (such earlier date, the “Reference Date”) following which the Preferred Stockholders are entitled to dividends at a rate of 5.0% per annum.

•	The Preferred Stock is mandatorily convertible or redeemable in connection with any change of control of the Company.

•

The Preferred Stockholders have voting rights with the common stockholders on an as-if-converted basis, and have the right to vote as a separate class in a limited number of circumstances as specified in the Certificate of Designations.

Warrants

In addition, the Company issued Carvana eight tranches of Warrants, comprised of three tranches of “short-term Warrants” and five tranches of “long-term Warrants.”

The following summary of the material terms of the Warrants does not purport to be complete and is qualified in its entirety by reference to the full text of the Warrants, which is attached hereto as Exhibit 4.1.

If the Warrants are fully exercised by Carvana for cash, Carvana will have the opportunity to purchase approximately 129 million shares of Class A Common Stock, representing 29.9% of the aggregate number of issued and outstanding shares of the Company’s Common Stock on a fully-diluted basis as of August 11, 2021.

The Warrants are subject to various exercise prices, conditions to exercise, and expirations. The short-term Warrants expire three years following the Reference Date and the long-term Warrants expire five years after the Reference Date. The short-term Warrants have exercise prices of $10.00 to $12.00 and the long-term Warrants have exercise prices of $10.00 to $30.00. Certain conditions to exercise are dependent upon the achievement of defined milestones tied to the development of the Integrated Platform and insurance sales through the Integrated Platform (as defined below).

Commercial Agreement

The Company and Carvana entered into a five (5) year commercial relationship that memorializes the terms of the partnership.

The following summary of the material terms of the Commercial Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Commercial Agreement, which is attached hereto as Exhibit 10.1.

Under the terms of the Commercial Agreement, the parties will develop an integrated automobile insurance solution for Carvana’s online car buying platform (the “Integrated Platform”), whereby the Company will pay commissions to Carvana for insurance policies purchased by Carvana customers identified through agreed attribution guidelines through the Integrated Platform and the Company will have certain exclusivity rights to offer automobile insurance on Carvana’s platform and will partner exclusively with Carvana for an enterprise total loss replacement vehicle solution. The Company and its subsidiaries are prohibited from taking certain specified actions, including implementing an embedded insurance solution with any other automotive company. Each party is subject to certain specified damages for breach of exclusivity.

Investment Agreement

Pursuant to the terms of the Investment Agreement, Carvana is entitled to certain rights and subject to certain restrictions with respect to the Company.

The following summary of the material terms of the Investment Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Investment Agreement, which is incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K as filed with the U.S. Securities and Exchange Commission (“SEC”) on August 12, 2021.

Carvana is entitled to certain governance, consent and registration rights contemplated by the Investment Agreement. Carvana’s governance rights include the right to appoint Ernest Garcia III, the President and Chief Executive Officer of Carvana, to the board of directors of the Company (the “Board”). Carvana will no longer be entitled to appoint Mr. Garcia to the Board if Carvana ceases to beneficially own any of the Preferred Stock acquired by Carvana at the closing. Carvana has not exercised its appointment right as of the date hereof.

Carvana is subject to customary standstill and non-transfer restrictions in respect of the Preferred Stock and the Warrants for a five (5)-year period following the Closing, subject to certain limited exceptions in the Investment Agreement.

Carvana has also covenanted in the Investment Agreement to make all required insurance regulatory filings with the Company’s domestic insurance regulators in the event that the conversion of the Preferred Stock or exercise of the Warrants would cause Carvana to hold in excess of 9.9% of the outstanding voting stock of the Company. Both Carvana and the Company must use commercially reasonable efforts to obtain any required regulatory approvals.

First Amendment to the Investment Agreement

On September 29, 2021, the Company and Carvana entered into the First Amendment to the Investment Agreement (the “First Amendment”), amending the closing date to the later of October 1, 2021 or the third business day following the satisfaction or waiver of the conditions to closing. The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the First Amendment, a copy of which is attached as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 is incorporated herein by reference.

As described in Item 1.01, pursuant to the terms of the Investment Agreement, the Company issued and sold shares of Preferred Stock and issued the Warrants to Carvana. This issuance and sale of Preferred Stock and issuance of Warrants were exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act. Carvana represented to the Company that it is an “accredited investor” as defined in Rule 501 of the Securities Act and that the Preferred Stock and Warrants were acquired for investment purposes and not with a view to, or for sale in connection with, any distribution thereof, and appropriate legends were affixed to any certificates evidencing shares of the Preferred Stock and the Warrants.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are being filed with this Form 8-K.

Exhibit Number	Description

3.1	Certificate of Designations of Series A Preferred Stock, filed with the Delaware Secretary of State on October 1, 2021

4.1	Common Stock Purchase Warrants, dated as of October 1, 2021, by and between Root, Inc. and Carvana Group, LLC

10.1§	Commercial Agreement, dated as of October 1, 2021

10.2	Investment Agreement, dated as of August 11, 2021 (incorporated by reference to Exhibit 10.1 to Root, Inc.’s Current Report on Form 8-K as filed with the SEC on August 12, 2021)

10.3	First Amendment to Investment Agreement, dated as of September 29, 2021, by and between Root, Inc. and Carvana Group, LLC

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

§	Exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K and will be provided on a supplemental basis to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 1, 2021

ROOT, INC.

By:	/s/ Daniel Rosenthal
Daniel Rosenthal
Chief Revenue and Operating Officer and Chief Financial Officer